SECOND AMENDMENT TO SHAREHOLDER RIGHTS AGREEMENT


          THIS SECOND AMENDMENT TO SHAREHOLDER RIGHTS AGREEMENT
(this "Amendment"), dated as of July 24, 2006, is between Ryan's
Restaurant Group, Inc., a South Carolina corporation (the
"Company"), and American Stock Transfer & Trust Company, a New
York corporation (the "Rights Agent").

          WHEREAS, the Company and the Rights Agent are parties to a Shareholder Rights Agreement, dated as of February 18, 2005, and a First Amendment to Shareholder Rights Plan, dated as of March 17, 2005 (collectively, the "Rights Agreement"); and

          WHEREAS, pursuant to Section 27 of the Rights
Agreement, the Company and the Rights Agent desire to further amend the Rights Agreement as set forth below;

          NOW, THEREFORE, the Rights Agreement is hereby amended as follows:

     1.   Amendment of Section 1

     .

          A new subsection (ii) is added to the end of Section 1 of the Rights Agreement, which shall appear immediately after subsection (hh) and which shall read as follows:

          "(ii) "Merger Agreement" shall mean the Agreement and Plan of Merger, dated July 24,
          2006, by and among the Company, Buffets, Inc., a Minnesota corporation (the "Parent"), and Ryan's Restaurant Group, Inc., a South
          Carolina corporation and a wholly-owned
          subsidiary of the Parent (the "Merger
          Subsidiary"), as the same may be amended from time to time.

     2.   Amendment of Section 7

     .

          Paragraph (a) of Section 7 of the Rights Agreement is amended by deleting the word "or" immediately preceding clause
(iv) thereof and by adding the following new phrase immediately following clause (iv) thereof: "or (v) immediately prior to the Effective Time (as defined in the Merger Agreement)."

     3.   Addition of New Section 35

     .

          The Rights Agreement is amended by adding a Section  35
thereof which shall read as follows:

          "Section 35.  Exception For Merger Agreement.
          Notwithstanding any provision of this
          Agreement to the contrary, neither a Section
          11(a)(ii) Event, Section 13 Event,
          Distribution Date, Share Acquisition Date nor an Adjustment Event shall be deemed to have occurred, none of the Parent, the Merger
          Subsidiary (each as defined in the Merger
          Agreement) or any of their Affiliates or Associates shall be deemed to have become an Acquiring Person, and no holder of any Rights shall be entitled to exercise such Rights under, or be entitled to any rights pursuant to, any of Sections 3(a), 7(a), 11(a) or 13 of this Agreement, in any such case by reason of (a) the approval, execution or delivery of the Merger Agreement or any amendments thereof or (b) the commencement or, prior to termination of the Merger Agreement, the consummation of any of the transactions contemplated by the Merger Agreement, including the Merger (as defined in the Merger Agreement)."

     4.   Effectiveness

     .

          This Amendment shall be deemed effective as of the date hereof as if executed by both parties hereto on such date.
Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

     5.   Miscellaneous

     .

          This Amendment shall be deemed to be a contract made under the laws of the State of South Carolina and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal, or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.


     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date set forth above.


                              RYAN'S RESTAURANT GROUP, INC.


                              By:    /s/Charles D. Way
                              Name:  Charles D. Way
                              Title:  Chairman and CEO



                              AMERICAN STOCK TRANSFER & TRUST
                              COMPANY


                              By:    /s/Isaac J. Kagan
                              Name:  Isaac J. Kagan
                              Title:  Vice President